News Release	The Procter & Gamble Company
One P&G Plaza
Cincinnati, OH 45202
PROCTER & GAMBLE ANNOUNCES PRICING AND EARLY RESULTS OF ITS DEBT TENDER OFFER; INCREASES THE MAXIMUM AMOUNT

CINCINNATI, October 31, 2016—The Procter & Gamble Company (NYSE:PG) announced today the pricing and early results of its previously announced debt tender offer to purchase select P&G debt securities.  As previously announced, the tender offer is intended to allow P&G to retire higher-interest rate debt in the current low interest-rate environment and further improve the efficiency of P&G's capital structure.  The tender offer is being made solely pursuant to P&G's Offer to Purchase, dated October 17, 2016, and the related Letter of Transmittal, as amended by this press release.
In addition, P&G announced today that it has amended the terms of the tender offer to increase the Maximum Tender Amount, which is the maximum aggregate purchase price that P&G will pay in the tender offer, from $1.25 billion to $1.65 billion.  Other than the increase in the Maximum Tender Amount, all other terms and conditions of the tender offer remain unchanged.
As of the Early Tender Deadline of 5:00 p.m., New York City time, on October 28, 2016, the principal amounts of the Securities listed in the table below had been validly tendered and not validly withdrawn.  The withdrawal deadline of 5:00 p.m., New York City time, on October 28, 2016 has passed and, accordingly, Securities validly tendered in the tender offer may no longer be withdrawn except where additional withdrawal rights are required by law.

Title of Security	CUSIP/ISIN	Principal Amount Outstanding	Principal Amount Tendered(1)	Tender Cap(2)	Principal Amount to be Accepted	Acceptance Priority Level	Reference Yield	Fixed Spread (basis points)	Total Consideration(3)

8.750% Debentures due 2022	CUSIP: 742718BJ7 ISIN: US742718BJ73	$100,000,000	$3,000,000	N/A	$3,000,000	1	1.319%	60	$1,359.51

8.000% Debentures due 2024	CUSIP: 742718BG3 ISIN: US742718BG35	$200,000,000	$103,010,000	N/A	$103,010,000	2	1.831%	35	$1,416.47

8.000% Debentures due 2029	CUSIP: 742718AV1 ISIN: US742718AV11	$99,000,000	$32,794,000	N/A	$32,794,000	3	1.831%	115	$1,536.87

6.450% Debentures due 2026	CUSIP: 742718BH1 ISIN: US742718BH18	$300,000,000	$139,853,000	N/A	$139,853,000	4	1.831%	45	$1,344.08

6.250% Notes due 2030	ISIN: XS0106655235	£500,000,000	£337,751,000	$350,000,000	£189,471,000	5	1.499%	30	£1,520.11

5.125% Notes due 2017	ISIN: XS0327237300	€1,100,000,000	€157,956,000	$500,000,000	€157,956,000	6	-0.193%	-55	€1,057.34

5.800% Notes due 2034	CUSIP: 742718DB2 ISIN: US742718DB20	$600,000,000	$124,790,000	N/A	$124,790,000	7	2.593%	30	$1,401.81

5.500% Notes due 2034	CUSIP: 742718CB3 ISIN: US742718CB39	$500,000,000	$131,213,000	N/A	$131,213,000	8	2.593%	30	$1,351.91

5.550% Notes due 2037	CUSIP: 742718DF3 ISIN: US742718DF34	$1,400,000,000	$298,137,000	N/A	$269,531,000	9	2.593%	35	$1,396.77

5.250% Notes due 2033	ISIN: XS0158603083	£200,000,000	£92,688,000	N/A	—	10	1.601%	35	£1,454.56

4.875% Notes due 2027	ISIN: XS0300113254	€1,000,000,000	€291,322,000	$300,000,000	—	11	0.544%	-5	€1,447.80

4.125% Notes due 2020	ISIN: XS0237323943	€600,000,000	€91,944,000	N/A	—	12	-0.055%	-25	€1,182.61

(1)    As reported by D.F. King & Co., Inc., the tender and information agent for the tender offer.
(2)    The Tender Cap is the maximum aggregate purchase price for the applicable Security.  For non-U.S. Dollar denominated Securities, the Tender Cap is the U.S. Dollar equivalent of the maximum aggregate purchase price in the applicable currency.
(3)    Per $1,000, £1,000 or €1,000 principal amount of Securities.  The Total Consideration payable for each $1,000, £1,000 or €1,000 principal amount of Securities validly tendered at or prior to the Early Tender Deadline and accepted for purchase by P&G includes an early tender premium. In addition, holders whose Securities are accepted will also receive accrued interest on such Securities.

Pursuant to the terms of the tender offer, the amount of Securities that will be accepted for purchase is subject to the Maximum Tender Amount, as amended by this press release.  The amounts of each series of Securities that will be accepted for purchase was determined in accordance with the Acceptance Priority Levels specified in the table above, with 1 being the highest Acceptance Priority Level and 12 being the lowest Acceptance Priority Level.  In addition, the aggregate purchase price for certain series of Securities was limited to the Tender Caps specified in the table above.
The prices to be paid for the Securities denominated in U.S. Dollars and Sterling were calculated on the basis of the yield, listed in the table above, to the applicable call or maturity date of the applicable reference security, and the prices to be paid for the Securities denominated in Euro were calculated on the basis of the rates payable on a reference swap plus the fixed spread applicable to such Securities as set forth in the table above, in each case in the manner described in the Offer to Purchase.  The Maximum Tender Amount and Tender Caps (where applicable) were determined subject to the currency conversion methods described in the Offer to Purchase.
Because the aggregate principal amount of validly tendered Securities resulted in the purchase price exceeding the Maximum Tender Amount (and, in the case of the 6.250% Notes due 2030, the applicable Tender Cap), the 6.250% Notes due 2030 and 5.550% Notes due 2037 will be purchased subject to proration.
Holders of the Securities that were validly tendered and not withdrawn at or prior to the Early Tender Deadline and that are accepted for purchase will receive the applicable Total Consideration specified in the table above.  The tender offer will expire at midnight, New York City time, at the end of November 14, 2016, unless extended or terminated.  However, because the tender offer was fully subscribed as of the Early Tender Deadline, holders who validly tender Securities following that time will not have any of their Securities accepted for purchase.  Securities not accepted for purchase will be promptly returned or credited to the holder's account.
The settlement date for Securities tendered at or prior to the Early Tender Deadline and accepted for purchase is expected to be November 4, 2016.
P&G's obligation to accept for payment and to pay for the Securities validly tendered in the tender offer is subject to the satisfaction or waiver of the conditions described in the Offer to Purchase.
Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC are acting as the dealer managers for the tender offer.  The information agent and tender agent is D.F. King & Co., Inc.  Copies of the Offer to Purchase, Letter of Transmittal and related offering materials are available by contacting the information agent at (212) 269-5550 (banks and brokers) or (800) 735-3591 (all others) or by email at pg@dfking.com.  Questions regarding the tender offer should be directed to Citigroup Global Markets Inc., Liability Management Group, at (212) 723-6106, (800) 558-3745 (toll-free) or +44 20 7986 8969 or Morgan Stanley & Co. LLC, Liability Management Group, at (212) 761-1057, (800) 624-1808 (toll-free) or +44 20 7677 5040.
This news release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities.  The tender offer is being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

Forward-Looking Statements

Certain statements in this press release, other than purely historical information, including estimates, projections, statements relating to P&G's business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are "forward-looking statements." These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. P&G undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise.
Risks and uncertainties to which P&G's forward-looking statements are subject include, without limitation: (1) the ability to successfully manage global financial risks, including foreign currency fluctuations, currency exchange or pricing controls and localized volatility; (2) the ability to successfully manage local, regional or global economic volatility, including reduced market growth rates, and generate sufficient income and cash flow to allow P&G to effect the expected share repurchases and dividend payments; (3) the ability to manage disruptions in credit markets and changes to P&G's credit rating; (4) the ability to maintain key manufacturing and supply arrangements (including sole supplier and sole manufacturing plant arrangements) and manage disruption of business due to factors outside of P&G's control, such as natural disasters and acts of war or terrorism; (5) the ability to successfully manage cost fluctuations and pressures, including commodity prices, raw materials, labor costs, energy costs and pension and health care costs; (6) the ability to stay on the leading edge of innovation, obtain necessary intellectual property protections and successfully respond to technological advances attained by, and patents granted to, competitors; (7) the ability to compete with P&G's local and global competitors in new and existing sales channels, including by successfully responding to competitive factors such as prices, promotional incentives and trade terms for products; (8) the ability to manage and maintain key customer relationships; (9) the ability to protect P&G's reputation and brand equity by successfully managing real or perceived issues, including concerns about safety, quality, ingredients, efficacy or similar matters that may arise; (10) the ability to successfully manage the financial, legal, reputational and operational risk associated with third party relationships, such as P&G's suppliers, contractors and external business partners; (11) the ability to rely on and maintain key information technology systems and networks (including P&G and third-party systems and networks) and maintain the security and functionality of such systems and networks and the data contained therein; (12) the ability to successfully manage regulatory and legal requirements and matters (including, without limitation, those laws and regulations involving product liability, intellectual property, antitrust, privacy, tax, accounting standards and the environment) and to resolve pending matters within current estimates; (13) the ability to manage changes in applicable tax laws and regulations; (14) the ability to successfully manage P&G's portfolio optimization strategy, as well as ongoing acquisition, divestiture and joint venture activities, to achieve P&G's overall business strategy, without impacting the delivery of base business objectives; (15) the ability to successfully achieve productivity improvements and cost savings and manage ongoing organizational changes, while successfully identifying, developing and retaining particularly key employees, especially in key growth markets where the availability of skilled or experienced employees may be limited; and (16) the ability to manage the uncertain implications of the United Kingdom's withdrawal from the European Union. For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to P&G's most recent 10-K, 10-Q and 8-K reports.

About Procter & Gamble
P&G serves consumers around the world with one of the strongest portfolios of trusted, quality, leadership brands, including Always®, Ambi Pur®, Ariel®, Bounty®, Charmin®, Crest®, Dawn®, Downy®, Fairy®, Febreze®, Gain®, Gillette®, Head & Shoulders®, Lenor®, Olay®, Oral-B®, Pampers®, Pantene®, SK-II®, Tide®, Vicks®, and Whisper®. The P&G community includes operations in approximately 70 countries worldwide. Please visit http://www.pg.com for the latest news and information about P&G and its brands.

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